UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Corporate Controller

On October 2, 2023, Jillian Dilmore, the Corporate Controller, Principal Financial Officer, Principal Accounting Officer and Corporate Secretary of Baudax Bio, Inc. (the “Company”) notified the Company of her decision to resign effective as of October 9, 2023 (the “Effective Date”). Ms. Dilmore resigned for personal reasons and not as a result of any disagreement with the Company or its independent registered public accountants on any matter relating to the Company’s financial or accounting operations, policies or practices. Ms. Dilmore has agreed to provide continued consulting support to the Company.

Appointment of Interim Chief Financial Officer

On October 5, 2023, the board of directors of the Company appointed Natalie McAndrew as Interim Chief Financial Officer, effective as of the Effective Date. Ms. McAndrew will also assume the duties of the Principal Financial Officer and Principal Accounting Officer of the Company as of the Effective Date. Beginning on the Effective Date, Ms. McAndrew will provide her services as a consultant through Danforth Advisors, LLC (“Danforth”), at an agreed upon hourly rate.

Ms. McAndrew, age 49, is a Director with Danforth, an advisory firm focused on providing financial strategy to life science organizations, and has been employed with Danforth since August 2021. Prior to Danforth, Ms. McAndrew was the VP, Corporate Controller of Tmunity Therapeutics, Inc., a biotechnology company, from January 2021 to July 2021. Ms. McAndrew previously served as Head of Accounting Operations at Spark Therapeutics, Inc., a biotechnology company, from March 2015 until January 2021. Prior to this, Ms. McAndrew served as Corporate Controller for over 8 years in other privately held and public companies at various life cycle stages, managing finance, accounting, and other corporate operational functions. Ms. McAndrew is a certified public accountant and holds a B.S. degree in Accounting from King’s College.

There are no arrangements or understandings between Ms. McAndrew and any other persons pursuant to which Ms. McAndrew was appointed as Interim Chief Financial Officer of the Company. In addition, there are no family relationships between Ms. McAndrew and any director or executive officer of the Company, and there are no transactions involving Ms. McAndrew requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On October 6, 2023, the Company updated information reflected in a slide presentation, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company will use the updated presentation in various meetings with investors from time to time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

99.1	Investor Presentation of Baudax Bio, Inc., dated October 6, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 6, 2023	Baudax Bio, Inc.

	By:	/s/ Gerri A. Henwood
	Name:	Gerri A. Henwood
	Title:	President and Chief Executive Officer